Exhibit 4.1

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE

                           6% CONVERTIBLE BRIDGE NOTE
                           --------------------------

$XX,XXX                                                        December XX, 2006
                                                               Austin, Texas

     FOR VALUE RECEIVED, SecureCARE Technologies, Inc., a Nevada corporation, whose address is 3755 Capital of Texas Highway South - Suite 160E, Austin, TX 78704 (herein after the "Maker" or the "Company") promises to pay to the order of XXXXXXXXXXXXX, in lawful money of the United States of America, the principal amount of Fifty Thousand Dollars ($XX,XXX) together with interest at the rate of six percent (6%) per year twenty-four months from the date of this note. This note includes a renewal option for another six months at the option of the note holder.

     The Company shall use the proceeds of this note for working capital and general corporate purposes.

     In addition, the Company will issue XXXXX warrants, of five year's duration, expiring December XX, 2011, to the note holder, to purchase shares of the Company's common stock with an exercise price of $0.0250 per share (to be adjusted to $5.00 per share and 20,000 warrants in the event the Company affects a proposed 200 for one reverse stock split) and to be subject to further adjustment in the event of other stock splits, combinations, and the like.

     This Convertible Note will be convertible into the common stock of the Company at the option of the holder. The number of shares of common stock issued on conversion shall equal the amount of the Convertible Debenture converted divided by the Conversion Price of $0.0125 per share (for a total of XXXXX shares) to be adjusted to $2.50 per share (for a total of 20,000 shares) in the event the Company affects a proposed 200 for one reverse stock split and to be subject to further adjustment in the event of other stock splits, combinations, and the like.

     In the event of default in any payment due under this convertible promissory note, which remains unpaid for a period of ten days or more, the principal and accrued interest amount shall immediately become due and payable without any further demand or request.

     If any payment of principal or interest on this Note becomes due and payable on a Saturday, Sunday or public holiday under the laws of the State of Texas, the due date hereof shall be extended to the next succeeding full business day. All payments received by the holder shall be applied first to the payment of accrued interest and then to principal.

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

     This Note together with the interest thereon may be prepaid in whole or in part at any time, but each prepayment shall be in whole number multiples of $1,000 or such lesser amount as may then remain outstanding on this Note. All prepayments shall be applied to first to accrued interest and thereafter to principal.

     In the event that this Note shall be placed in the hands of an attorney for collection by reason of any default hereunder, the undersigned agrees to pay reasonable attorney's fees and disbursements and other reasonable expenses incurred by the payee in connection with the collection of this Note.

     The rights, powers and remedies given to the payee under this Note shall be in addition to all rights, powers and remedies given to it by virtue of any statute or rule of law.

     Any forbearance, failure or delay by the payee in exercising any right, power or remedy under this Note or otherwise available to the payee shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

     No modification or waiver of any provision of this Note shall be effective unless it shall be in writing and signed by the payee, and any such modification or waiver shall apply only in the specific instance for which given.

     This Note and the rights and obligations of the parties hereto, shall be governed, construed and interpreted according to the laws of the State of Texas wherein it was negotiated and executed, and the undersigned consents and agrees that the State and Federal Courts which sit in the State of Texas and the County of Travis shall have exclusive jurisdiction of all controversies and disputes arising hereunder.

     The undersigned waives the right in any litigation with the payee to trial by jury.

     The term "payee" as used herein shall be deemed to include the payee and its successors, endorsees and assigns.

     The undersigned hereby jointly and severally waive presentment, demand for payment, protest, notice or protest and notice of non-payment hereof.

                                            SecureCARE Technologies, Inc.


                                            By: /s/ Neil Burley
                                                -------------------------------
                                                Neil Burley, CFO


                                            Agreed and accepted by:

                                            /s/ Note Holder

                                            ------------------------------

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